UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement		Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

EMERGING VISION, INC.

(Name of Registrant as Specified in its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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registration statement number, or the Form or Schedule and the date of its filing.

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EMERGING VISION, INC.

100 Quentin Roosevelt Boulevard

Garden City, New York 11530

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on August 26, 2005

To the Shareholders of Emerging Vision, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Emerging Vision, Inc. (“EVI” or the “Company”) will be held at the offices of Certilman Balin Adler & Hyman, LLP, at 90 Merrick Avenue, East Meadow, NY 11554, on August 26, 2005, at 9:00 a.m., local time, for the following purposes:

(1)

To elect three (3) Class I Directors to the Company’s Board of Directors, to fill the (3) vacancies that will be created by the expiration of the term of the Class I Directors, whose term expires at the Meeting; and

(2)	To transact such other business as may properly come before the Meeting.

Only Shareholders of record at the close of business on July 15, 2005 are entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.

By Order of the Emerging Vision, Inc. Board of Directors /s/ Christopher G. Payan Christopher G. Payan Chief Executive Officer

Garden City, New York

August 3, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF EMERGING VISION, INC., AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. A SHAREHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

EMERGING VISION, INC.

100 Quentin Roosevelt Boulevard

Garden City, New York 11530

PROXY STATEMENT

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This Proxy Statement is being mailed to all shareholders of record of Emerging Vision, Inc. (“EVI” and the “Company”), at the close of business on July 15, 2005, in connection with the solicitation, by the Board of Directors, of Proxies to be voted at the Annual Meeting of Shareholders (the “Meeting”), to be held at the offices of Certilman Balin Adler & Hyman, LLP, at 90 Merrick Avenue, East Meadow, NY 11554, on August 26, 2005, at 9:00 a.m., local time, or any adjournment(s) thereof. The Proxy and this Proxy Statement were first mailed to shareholders on or about August 3, 2005.

All shares represented by Proxies duly executed and received will be voted on the matters presented at the Meeting in accordance with the instructions specified in such Proxies. Proxies so received without specified instructions will be voted FOR the election, to the Company’s Board of Directors, of those nominees named in the Proxy. The Board does not know of any other matters that may be brought before the Meeting nor does it foresee or have reason to believe that Proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

The Board has fixed the close of business on July 15, 2005 as the record date for the determination of shareholders entitled to notice of the Annual Meeting, and only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and Senior Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock” and, together with the Common Stock, hereinafter collectively referred to as the “Capital Stock”), on that date, will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, the Company had outstanding 70,323,698 shares of Common Stock, each share of Common Stock being entitled to one vote on all matters presented at the Annual Meeting, and 0.74 shares of Preferred Stock entitled to vote, on an “as converted” basis, together with the Common Stock as a single class, 98,519 shares of Common Stock, for a total of 70,422,217 voting shares (collectively, the “Voting Shares”).

The presence, in person or by proxy, of the holders of shares that represent a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. Any shares not voted in the election of directors (whether by abstention or otherwise) shall not be counted in the total vote and will not affect the election of directors. A plurality of the votes cast at the Annual Meeting is required for the election of directors. For all other matters to be considered at the Annual Meeting, the affirmative vote of a majority of the votes cast on the matter will be required for approval. Broker non-votes and abstentions will not be counted for purposes of determining the number of votes cast.

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The Proxy may be revoked by filing with the Company a written notice of revocation or a fully executed Proxy bearing a later date. The Proxy may also be revoked by affirmatively electing to vote in person while in attendance at the Meeting. However, a shareholder who attends the Meeting need not revoke a Proxy given and vote in person unless the shareholder wishes to do so. Written revocations or amended Proxies should be sent to the Company at 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530, Attention: Corporate Secretary.

The Proxy is being solicited by the Company’s Board of Directors. The Company will bear the cost of the solicitation of Proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of the Company’s shares. Solicitations will be made primarily by mail, but certain directors, officers or employees of the Company may solicit Proxies in person or by telephone, telecopier or telegram without special compensation.

A list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder for any purpose at the Meeting, at the offices of the Company, 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530, and also during the Meeting for inspection by any shareholder who is present. To contact the Company, shareholders should call (516) 390-2100.

EXECUTIVE COMPENSATION

The following table sets forth certain information, for the fiscal years ended December 31, 2004, 2003, and 2002, concerning the compensation of the Company’s Chief Executive Officer and of each of the Company’s four most highly compensated executive officers (other than the Chief Executive Officer) that were serving as executive officers of the Company or of VisionCare of California, Inc., a wholly owned subsidiary of the Company, as of December 31, 2004 (collectively, the “Named Executive Officers”):

Name and Principal Position	Fiscal Year	Annual Compensation		Long-Term Compensation	All Other Compensation
		Salary	Bonus	Securities Underlying Stock Options
Christopher G. Payan, Chief Executive Officer and Director (1)	2004	$275,000 (2)	$ --	7,208,220 (4)	$ 7,200 (7)
	2003	$175,000 (2)	$26,000 (3)	100,000 (5)	$32,200 (8)
	2002	$169,000 (2)	$ --	100,000 (6)	$ 7,200 (7)
Myles S. Lewis Co-Chief Operating Officer and Senior Vice President – Business Development	2004	$190,000 (9)	$ --	3,314,124 (10)	$ 6,000 (12)
	2003	$156,000 (9)	$26,000 (3)	100,000 (11)	$ 6,000 (12)
	2002	$156,000 (9)	$ --	--	$ 3,000 (12)
Samuel Z. Herskowitz, Co-Chief Operating Officer and Chief Marketing Officer	2004	$190,000 (13)	$ --	1,841,180 (14)	$10,000 (15)
	2003	$125,000 (13)	$26,000 (3)	100,000 (11)	$10,000 (15)
	2002	$125,000 (13)	$ --	--	$11,000 (15)
Brian P. Alessi, Chief Financial Officer and Treasurer (16)	2004	$121,000 (13)	$ --	920,950 (18)	$ --
	2003	$ 94,000 (13)	$ --	--	$ --
	2002	$ 77,000 (13)	$ --	--	$ --
Dr. Nicholas Shashati, President – VisionCare of California	2004	$137,000 (13)	$ --	--	$ --
	2003	$125,000 (13)	$ --	--	$ --
	2002	$125,000 (13)	$ --	--	$ --

(1)

Mr. Payan became Vice President of Finance on July 16, 2001, Senior Vice President, Chief Financial Officer, Treasurer and Secretary in October 2001, and Co-Chief Operating Officer on April 29, 2002. On March 24, 2004, Mr. Payan resigned as Treasurer and was appointed a director of the Company. On June 7, 2004, Mr. Payan was appointed Chief Executive Officer and resigned all of his other offices.

(2)	Represents salary paid to Mr. Payan.
(3)	Represents bonus paid related to the year ended December 31, 2003.
(4)	Represents 1,305,000 options that are fully vested and exercisable, and 5,903,220 options that will vest at various dates through December 31, 2006.
(5)	All of these options were exercised in May 2004.
(6)	All of these options were exercised in February 2003.

(7)	Represents car allowance payments made to Mr. Payan.
(8)

Represents car allowance payments made to Mr. Payan, along with the payment for certain additional services provided in connection with the Company’s evaluation of an offer, during 2003, by certain of its directors and principal shareholders, and some of their immediate family members, to acquire all of the outstanding capital stock of the Company.

(9)	Represents salary paid to Mr. Lewis.
(10)	Represents 600,000 options that are fully vested and exercisable, and 2,714,124 options that will vest at various dates through December 31, 2006.
(11)	All of these options were exercised in November 2003.
(12)	Represents car allowance payments made to Mr. Lewis.
(13)	Represents salary paid to Mr. Herskowitz.
(14)	Represents 333,334 options that are fully vested and exercisable, and 1,507,846 options that will vest at various dates through December 31, 2006.
(15)	Represents car allowance payments made to Mr. Herskowitz.
(16)	Mr. Alessi served as Controller of the Company until June 7, 2004, when he became Chief Financial Officer. Mr. Alessi became Treasurer on March 24, 2004.
(17)	Represents salary paid to Mr. Alessi.
(18)	Represents 166,666 options that are fully vested and exercisable, and 754,284 options that will vest at various dates through December 31, 2006.
(19)	Represents salary paid to Dr. Shashati.

Option Grants in Last Fiscal Year

On December 30, 2004, the Compensation Committee of the Board granted an aggregate of 13,284,114 stock options to certain of the Named Executive Officers of the Company. The options have an exercise price of $0.14, a term of 10 years, and vest at various dates through December 30, 2006.

The following table sets forth information concerning the options granted, during fiscal 2004, to certain of the Named Executive Officers of the Company:

Name	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Christopher G. Payan	7,208,220	54.3%	$0.14	12/30/14	$649,000	$1,586,000
Myles S. Lewis	3,314,124	24.9%	$0.14	12/30/14	$298,000	$729,000
Samuel Z. Herskowitz	1,841,180	13.9%	$0.14	12/30/14	$166,000	$405,000
Brian P. Alessi	920,590	6.9%	$0.14	12/30/14	$83,000	$203,000

Aggregate Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($)* Exercisable/Unexercisable
Christopher G. Payan	100,000	$9,000	1,355,000 / 5,903,220	$13,050 / $59,032
Myles S. Lewis	-	-	650,000 / 2,714,124	$6,000 / $27,141
Samuel Z. Herskowitz	-	-	400,834 / 1,507,846	$3,333 / $15,078
Brian P. Alessi	-	-	166,666 / 7 53,924	$1,666 / $7,539
Dr. Nicholas Shashati	-	-	140,000 / -0-	$0 / $0

* Based on the OTC Bulletin Board closing price for the last business day of the fiscal year ($0.15).

The stock options granted to the Named Executive Officers have exercise prices as follows: Christopher G. Payan: 7,208,220 options at $0.14 and 50,000 options at $0.26; Myles S. Lewis: 3,314,124 options at $0.14 and 50,000 options at $0.33; Samuel Z. Herskowitz: 1,841,180 options at $0.14, 37,500 options at $0.33, 20,000 options at $6.31, and 10,000 options at $3.25; Dr. Nicholas Shashati: 100,000 options at $0.33, 20,000 options at $6.31, 10,000 options at $3.25, and 10,000 options at $7.50; and Brian P. Alessi: 920,590 options at $0.14.

Compensation of Directors

Directors who are not employees or executive officers of the Company receive $20,000 per annum, payable in equal, quarterly installments of $5,000, $1,500 for each in person meeting, and no additional compensation for telephonic meetings or actions taken by written consent in lieu of a meeting. In the event that multiple meetings are held on the same day, directors will receive compensation for one meeting. Further, all directors are reimbursed for certain expenses in connection with their attendance at Board and committee meetings.

Other than with respect to the reimbursement of expenses, directors who are employees or executive officers of the Company will not receive additional compensation for serving as a director.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth information, as of July 15, 2005 regarding the beneficial ownership of our Common Stock by: (i) each shareholder known by us to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock; (ii) each of our directors; (iii) each of our Named Executive Officers (as said term is defined under the caption “Executive Compensation” above); and (iv) all directors and executive officers of the Company as a group, in each case, based on an aggregate amount of 70,323,698 shares of Common Stock outstanding as of that date.

The percentages in the “Percent of Class” column are calculated in accordance with the rules of the SEC, under which a person may be deemed to be the beneficial owner of shares if that person has or shares the power to vote or dispose of those shares or has the right to acquire beneficial ownership of those shares within 60 days (for example, through the exercise of an option or warrant). Accordingly, the shares shown in the table as beneficially owned by certain individuals may include shares owned by certain members of their respective families. Because of these rules, more than one person may be deemed to be the beneficial owner of the same shares. The inclusion of the shares shown in the table is not necessarily an admission of beneficial ownership of those shares by the person indicated. The address of Horizons Investors Corp. is 2830 Pitkin Avenue, Brooklyn, New York 11208. The address of Joel L. Gold is c/o Andrew Garrett, Inc., 425 Park Avenue, 22nd Floor, New York, New York 10022. The address of Nicholas Shashati is c/o Sterling VisionCare, 9663 Tierra Grande Street, San Diego, California 92126. The address of Lou Weisbach is c/o Stadium Capital Associates, LLC, 3100 Dundee Road, Suite 704, Northbrook, IL

60062. The address of all other persons listed below is 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530.

Name	Beneficial Ownership	Percent of Class
Christopher G. Payan (a) (b)	2,567,500 (1)	3.6%
Myles S. Lewis (b)	758,038 (2)	1.1%
Samuel Z. Herskowitz (b)	500,834 (3)	*
Brian P. Alessi (b)	166,666 (4)	*
Dr. Nicholas Shashati (b)	140,000 (5)	*
Dr. Alan Cohen (a)	2,850,469 (6)	4.0%
Dr. Robert Cohen (a)	2,473,859 (7)	3.5%
Joel L. Gold (a)	221,500 (8)	*
Harvey Ross (a)	1,209,511	1.7%
Seymour G. Siegel (a)	--	--
Horizons Investors Corp.	23,926,531 (9)	34%
Lou Weisbach	4,085,000	5.8%
All current directors and executive officers as a group	10,888,377 (10)	14.8%

*	less than 1%
(a)	Director
(b)	Executive officer
(1)

Includes the right to acquire 1,355,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 1,305,000, 3,293,220 and 1,305,000 shares of Common Stock upon the exercise of outstanding options that are not exercisable until December 30, 2005, April 16, 2006 and December 30, 2006, respectively.

(2)

Includes the right to acquire 650,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 600,000, 1,514,124 and 600,000 shares of Common Stock upon the exercise of outstanding options that are not exercisable until December 30, 2005, April 16, 2006 and December 30, 2006, respectively.

(3) Includes the right to acquire 400,834 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 333,333, 841,180 and 333,333 shares of Common Stock upon the exercise of outstanding options that are not exercisable until December 30, 2005, April 16, 2006 and December 30, 2006, respectively.

(4)

Includes the right to acquire 166,666 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 166,667, 420,950 and 166,667 shares of Common Stock upon the exercise of outstanding options that are not exercisable until December 30, 2005, April 16, 2006 and December 30, 2006, respectively.

(5)	Represents the right to acquire 140,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options.
(6)

Includes (i) the right to acquire 200,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, and (ii) 26,700 shares owned by Dr. Cohen, as custodian for each of Erica and Nicole Cohen (Dr. Cohen’s children, as to which Dr. Cohen disclaims beneficial ownership), but excludes (i) 8,973,800 shares, in the aggregate, held in trust for Dr. Cohen’s minor children, Erica, Nicole, Jaclyn and Gabrielle, as beneficiaries, in respect of which Dr. Cohen is not a trustee and has no dispositive or investment authority, and as to which he disclaims beneficial ownership and (ii) the right to acquire 5,562,753 (and, in the case of Dr. Cohen’s children trusts, 9,200,864) shares of Common Stock upon the exercise of outstanding warrants that are not exercisable until April 15, 2006.

(7)

Includes the right to acquire 200,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes (i) 8,766,566 shares, in the aggregate, owned by Dr. Cohen’s adult children, Allyson, Jeffrey and Stefanie, as to which Dr. Cohen has no dispositive or investment authority and disclaims beneficial ownership and (ii) the right to acquire 4,293,729 (and, in the case of Dr. Cohen’s children, 9,084,906) shares of Common Stock upon the exercise of outstanding warrants that are not exercisable until April 15, 2006.

(8)

Includes 1,500 shares of Common Stock owned by Mr. Gold’s children and the right to acquire 220,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes an additional 5,000 shares of Common Stock owned by Mr. Gold’s wife, as to which Mr. Gold disclaims beneficial ownership.

(9)

Represents shares of Common Stock owned by Horizons Investors Corp., a New York corporation principally owned by Benito R. Fernandez, a former director of the Company, and includes the right to acquire 200,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 31,067,776 shares of Common Stock upon the exercise of outstanding warrants that are not exercisable until April 15, 2006.

(10)

Includes (i) the right to acquire 3,332,500 shares of Common Stock upon the exercise of presently exercisable, outstanding options, and (ii) 26,700 shares owned by Dr. Cohen, as custodian for each of Erica and Nicole Cohen (as to which Dr. Cohen disclaims beneficial ownership), but excludes the right to acquire 2,405,000, 15,925,596, and 2,405,000 shares of Common Stock upon the exercise of options and/or warrants that are not exercisable until December 30, 2005, April 15, 2006, and December 30, 2006, respectively. In accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the 3,332,500 shares of Common Stock for which the Company’s directors and executive officers, as a group, hold currently exercisable options and warrants, have been added to the total number of issued and outstanding shares of Common Stock solely for the purpose of calculating the percentage of such total number of issued and outstanding shares of Common Stock beneficially owned by such directors and executive officers as a group.

Senior Convertible Preferred Stock

In April 1998, the Company issued a series of preferred stock, par value $0.01 per share, designated as senior convertible preferred stock, together with warrants (all of which expired in February 2001) to acquire shares of Common Stock. Each share of senior convertible preferred stock had a liquidation preference of $100,000, and was originally convertible into Common Stock at a price of $5.00 per share. In December 1999, the conversion price was reduced to $0.75 per share for all of the remaining holders of senior convertible preferred stock.

Set forth below is the name, address, beneficial ownership, and voting power of the sole remaining owner of shares of senior convertible preferred stock:

Name	Beneficial Ownership	Percent of Class
Rita Folger 1257 East 24th Street Brooklyn, NY 11210	0.74 (1)	100%

(1)

These shares are convertible into an aggregate of 98,519 shares of Common Stock; and the holder thereof is entitled to cast, on an as-converted basis, an equivalent number of votes, at any meeting of shareholders, voting together with the holders of the Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Cohen’s Fashion Optical

Drs. Robert and Alan Cohen are officers and directors of Cohen Fashion Optical, Inc. (“CF”), including its affiliate, Real Optical, LLC. (“REAL”). CF, which has been in existence since 1978, owns a chain of company-operated and franchised retail optical stores doing business under the name “Cohen’s Fashion Optical.” As of March 31, 2005, CF had 70 franchised stores and 12 company-owned stores. In addition, CF also licenses to retail optical stores the right to operate under the name “Cohen’s Kids Optical” or “Ultimate Spectacle.” As of March 31, 2005, there were 2 Ultimate Spectacle stores located in the State of New York; and REAL, as of such date, operated 3 stores (under the name “Cohen’s Fashion Optical”), all of which were located in New York State. CF and REAL stores are similar to the Company’s retail optical stores. CF has been offering franchises since 1979 and currently has retail optical stores in the States of Connecticut, Florida, New Hampshire, Massachusetts, New Jersey and New York. In the future, Cohen’s Fashion Optical, Cohen’s Kids Optical or Ultimate Spectacle stores may be located in additional states. As of March 31, 2005, approximately 15 CF stores were located in the same shopping center or mall as, or in close proximity to, certain of the Company’s retail optical stores. It is possible that one or more additional Cohen’s Fashion Optical stores, Cohen’s Kids Optical stores or Ultimate Spectacle stores may, in the future, be located near one or more of the Company’s retail optical stores, thereby competing directly with such Company stores. In addition, the Company’s stores and certain of CF’s stores jointly participate, as providers, under certain third party benefit plans obtained by either the Company or CF, which arrangement is anticipated to continue in the future.

In January 2002, the Company subleased from CF, for a term of approximately five years, a portion of the space then being leased by CF in a building located at 100 Quentin Roosevelt Boulevard, Garden City, New York and, in connection therewith, relocated its principal executive offices to such premises. Occupancy costs are being allocated between the Company and CF based upon the respective square footages being occupied. The Company believes that its rent with respect to such premises is equal to the fair market rental value of such space.

On December 31, 2002, the Company refinanced certain past due amounts, owed to CF, in an effort to improve its current cash flow position. As a result, the Company signed a 5-year, $200,000 promissory note, in favor of CF, bearing interest at a rate of 10% per annum, and which is payable in equal monthly installments of principal and interest.

General Vision Services

In January 2001, General Vision Services, LLC (“GVS”), a Delaware limited liability company located in New York City and beneficially owned, in part, by Drs. Robert and Alan Cohen and certain members of their respective immediate families (collectively, the “Cohen Family”), acquired substantially all of the assets of General Vision Services, Inc. As of March 31, 2005, GVS operated approximately 22 retail optical stores, principally located in New Jersey and in the New York metropolitan area, which stores are similar to the retail optical stores operated and franchised by the Company. In addition, GVS solicits and administers third party benefit programs similar to those being administered by the Company. GVS does not franchise any retail optical stores. It is possible that a GVS store, or another retail optical store which provides third party benefit plans administered by GVS, may now or in the future be located near one or more of the Company’s retail optical stores and may be competing directly with such store.

Furthermore, the Company, CF and GVS jointly participate in certain third party benefit plans, and certain of the Company’s retail optical stores, CF’s stores and GVS’ stores participate as providers under third party benefit plans obtained by either the Company, CF or GVS and, in all likelihood, will continue to do so in the future.

In June 2001, the Company subleased to GVS its retail optical store (and the furniture, fixtures and equipment located therein), located in Nyack, New York, at a rent per month equal to the rent and additional rent payable under the Master Lease for such store, less a monthly rental credit, until May 31, 2003, of $2,500. Pursuant to the terms of such sublease, the Company transferred and conveyed to GVS all of such store’s furniture, fixtures and equipment from and after June 15, 2003. Following May 31, 2003, the Company continued to sublet this store to GVS, however the Company no longer provided a rent subsidy. On August 10, 2004, this store was permanently closed.

In April 2002, EVI sold to GVS, for the sum of $55,000, substantially all of the assets of one of its stores located in New York City, together with all of the capital stock of its wholly-owned subsidiary, Sterling Vision of 125th Street, Inc., which is the tenant under the Master Lease for such store.

During 2004, 2003 and 2002, the Company purchased from City Lens, Inc. (“City Lens”), an ophthalmic lens laboratory owned by GVS, ophthalmic lenses and certain lens refinishing services for its Company-owned stores. For the years ended December 31, 2004, 2003 and 2002, the total cost of such lenses and services purchased from City Lens was approximately $1,000, $26,000 and $228,000, respectively. The Company believes that the cost of such lenses and services were as favorable to the Company as those which could have been obtained from an unrelated third party.

Vision World

In October 2003, Vision World, LLC, a Delaware limited liability company located in New York City and beneficially owned, in principal part, by Drs. Robert and Alan Cohen and certain members of the Cohen Family, acquired substantially all of the assets of Eyeglass Services Industries, Inc.’s third party administration business. Vision World solicits and administers third party benefit programs similar to those being administered by the Company. It is possible that a Vision World store, or another retail optical store which provides third party benefit plans administered by Vision World, may now or in the future be located near one or more of the Company’s retail optical stores and may be competing directly with such store.

Additional Agreements and Transactions Between the Company and the Cohen Family

On July 23, 2002, the Board authorized the Company to borrow $300,000 from Dr. Robert Cohen. The loan was payable on August 10, 2002, together with interest in an amount equal to 1% of the principal amount of such loan. The Company repaid this loan, in full, on August 8, 2002.

On April 4, 2003, the Board authorized the Company to borrow $100,000 from Dr. Robert Cohen. The loan was payable immediately after the closing of the Company’s rights offering (the “Rights Offering”), together with interest in an amount equal to 1% of the principal amount of such loan. The Company repaid this loan, in full, on April 22, 2003, with a portion of the proceeds from the Rights Offering.

Newtek Business Services

Christopher G. Payan, the Company’s Chief Executive Officer and a director of the Company, serves on the board of directors of Newtek Business Services, Inc., or NBSI, a company that provides various financial services to both small and mid-sized businesses. The Company utilizes the bank and non-bank card processing services of one of NBSI’s affiliated companies. During the years ended December 31, 2004 and 2003, the Company paid approximately $65,000 and $23,000, respectively, to such affiliate for such services provided. The Company believes that the cost of such services was as favorable to the Company as those that could have been obtained from an unrelated third party.

Transactions Among the Company and the Cohen Family

On December 31, 2003, the Company entered into agreements, with certain of the members of the Cohen Family (collectively, the “Subject Shareholders”), pursuant to which the Company and each of the Subject

Shareholders agreed to, and effectuated, (a) the rescission, ab initio, of the exercise, by the Subject Shareholders, of 6,178,840 of the over-subscription rights of the Subject Shareholders (and, accordingly, of the issuance, to such Subject Shareholders, of the units associated therewith) granted to them in the Rights Offering, and (b) the rescission, surrender and cancellation of all of the remaining warrants (15,784,572 in the aggregate) that were acquired by the Subject Shareholders in the Rights Offering (collectively, the “Rescission Transactions”). In connection with the Rescission Transactions, the Company agreed to repay each Subject Shareholder the original subscription amount of $0.04 (previously paid by each Subject Shareholder) for each of the rescinded units (together with interest at a rate of 6% per annum from the date of the original acquisition thereof), which, in the aggregate for all of the Subject Shareholders, totaled $247,154. This sum (plus interest) is payable, by the Company, on or before April 14, 2007, pursuant to a series of promissory notes issued to the Subject Shareholders.

Recognizing that the Subject Shareholders suffered certain damages in connection with the Rescission Transactions, on December 31, 2003, (i) the Company and the Shareholders entered into settlement agreements with each of the Subject Shareholders, pursuant to which the Subject Shareholders released any and all claims that they may have had against the Company as a result of the consummation of the Rescission Transactions, and (ii) the Company, in consideration for such releases, granted to the Subject Shareholders, in the aggregate, new warrants to purchase 28,142,252 shares of the Company’s common stock. The exercise prices of the new warrants issued to each of the Subject Shareholders ranged from $0.0465 to $0.0489. These exercise prices were calculated with the intention of allowing the Subject Shareholders to purchase equity of the Company on substantially the same economic terms that they would have been originally entitled pursuant to the Rights Offering, but for the Rescission Transactions. The new warrants are not exercisable until April 15, 2006, and expire on April 14, 2008.

PROPOSAL 1: ELECTION OF DIRECTORS

The number of directors constituting the entire Board is currently six (6). The directors of the Company are divided into two classes, designated as Class I and Class II, respectively, with each class having a term of two years. During 2005, the term of the Class I Directors expires. Management proposes that Dr. Alan Cohen and Messrs. Harvey Ross and Seymour G. Siegel, whose terms of office expire in 2005, be re-elected as Class I Directors, to serve for terms to expire at the 2007 Annual Meeting of Shareholders, in each case, until his successor is elected and qualified, or until his earlier resignation, renewal or death. Unless otherwise indicated, the enclosed proxy will be voted FOR the election of such nominees. Should any of these nominees become unable to serve for any reason or will not serve, which is not anticipated, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed Proxy will vote for the election of such substitute nominee or nominees. The Board of Directors Recommends that Shareholders Vote FOR the Foregoing Nominees.

Information as to Directors and Nominees for Directors

The following table sets forth the position and offices presently held with the Company by each nominee for Class I Director and each Class II Director currently in office and whose term continues, his age as of July 15, 2005, and, the year each became a director of the Company.

Name	Age	Offices and Positions Held	Year Became Director
Nominees to serve in Office Until 2007Annual Meeting of Shareholders (Class I Directors):
Dr. Alan Cohen	54	Chairman of the Board of Directors	1992
Harvey Ross	60	Director	2004
Seymour G. Siegel	60	Director	2004

Directors to Continue in Office Until 2006 Annual Meeting of Shareholders (Class II Directors):
Christopher G. Payan	30	Chief Executive Officer and Director	2004
Dr. Robert Cohen	61	Director	1992
Joel L. Gold	63	Director	1995

Dr. Alan Cohen has served as a director of the Company since its inception; and, as of May 31, 2002, became the Company’s Chairman of the Board of Directors. He also served as Chief Operating Officer of the Company from 1992 until October 1995, when he became Vice Chairman of the Board of Directors, and as the Company’s President, Chief Executive Officer and Chief Operating Officer from October 1998 through April 17, 2000, when he became President of the Company’s retail optical store division, which position Dr. Cohen resigned from on January 9, 2001. Dr. Cohen, together with his brother, Dr. Robert Cohen, is the owner of Meadows Management, LLC (“Meadows”), which, until April 9, 2000, rendered consulting services to the Company. From 1974 to the present, Dr. Alan Cohen has been engaged in the retail and wholesale optical business. For more than 10 years, Dr. Cohen has also been a director, principal shareholder and officer of Cohen Fashion Optical, Inc. and its affiliates (“CF”), which currently maintains its principal offices in Garden City, New York. Since January 15, 2001, Dr. Cohen has served as President of General Vision Services, LLC (“GVS”), and, since October 2003, has served as an officer of Vision World, LLC (“Vision World”), each of which currently maintains its principal offices in New York City. Dr. Cohen and his brother, Dr. Robert Cohen, are also shareholders of CF and members of GVS and Vision World. CF and GVS each engage in, among other things, the operation (and, in the case of CF, franchising) of retail optical stores similar to those operated and franchised by the Company. GVS and Vision World also administer third party benefit programs similar to those being administered by the Company. Dr. Cohen is also an officer and a director of several privately held management and real estate companies and other businesses. Dr. Cohen graduated from the Pennsylvania School of Optometry in 1972, where he received a Doctor of Optometry degree.

Harvey Ross has served as a director of the Company since July 2004. Mr. Ross was Chairman and Chief Executive Officer of Viva International Group (“Viva”) until February 2005 and has in excess of thirty-five years of experience in the optical industry. Mr. Ross currently serves as a consultant to Highmark, Inc., the Company that acquired Viva. From 1974 through 1977, Mr. Ross served as President of Jan Optical, a retail distributor of optical frames. In 1978, Mr. Ross founded Viva, a company he grew into one of the world’s largest and most successful manufacturers and distributors of fashion eyewear in the United States and abroad, which include offices in Australia, Brazil, Canada, France, Germany, Hong Kong, Italy, Japan, Mexico, Spain and the United Kingdom. Viva’s distribution of designer eyewear to more than 50 countries around the world, and throughout the U.S., include such brands as Guess, Tommy Hilfiger, Gant, Candies, Ellen Tracy, Harley Davidson, Bongo, Marc Ecko Scopes, Catherine Deneuve, Viva and Savvy. From 1989 through 2003 Mr. Ross also served as a director of several corporations including, from 1989 through 2003, Ashton Imports, a leading distributor of Luxury Eyewear. From 1994 through 2003, Mr. Ross served as a director of Vision Council of America, a national association for Vision Care and Education formed to assist frame and lens manufacturers and distributors. Mr. Ross also serves as an officer and director of several real estate investment companies.

Seymour G. Siegel has served as a director of the Company since July 2004. Mr. Siegel is a certified public accountant and a principal in the Siegel Rich Division of Rothstein, Kass & Company, P.C., an accounting and consulting firm. From 1974 to 1990 he was managing partner and founder of Siegel Rich and Co., P.C., CPAs, which merged into M.R. Weiser & Co., LLC where he was a senior partner. He formed Siegel Rich Inc. in 1994, which in April 2000 became a division of Rothstein, Kass & Company, P.C. Mr. Siegel has been a director, trustee and officer of numerous businesses, philanthropic and civic organizations. He has served as a director and member of the audit committees of Barpoint.com, Oak Hall Capital Fund, Prime Motor Inns Limited Partnership and Noise Cancellation Technologies, all public companies. Mr. Siegel currently serves as a director and chairman of the audit committee of Hauppauge Digital, Inc.

Christopher G. Payan joined the Company as its Vice President of Finance in July 2001. In October 2001, he was appointed as its Senior Vice President, Chief Financial Officer, Secretary and Treasurer; and, on April 29, 2002, was appointed as one of its Chief Operating Officers. On March 24, 2004, Mr. Payan was appointed to the Company’s board of directors and resigned as its Treasurer. On June 7, 2004, Mr. Payan was appointed Chief Executive Officer and resigned from all of his other offices. From March 1995 through July 2001, Mr. Payan was employed by Arthur Andersen LLP, at the time, one of the world’s largest professional services firms, where he provided various audit, accounting, operational consulting and advisory services to various small and mid-sized private and public companies in various industries. Mr. Payan also serves on the board of directors and the audit committee of Hauppauge Digital, Inc. and Newtek Business Services, Inc., both public companies. Mr. Payan is a certified public accountant.

Dr. Robert Cohen had served as Chairman of the Board of Directors of the Company from its inception through April 7, 2000, when he resigned as Chairman, but not as a director. He also served as Chief Executive Officer of the Company from its inception until October 1995. Dr. Cohen, together with his brother, Dr. Alan Cohen, is the owner of Meadows, which, until April 9, 2000, rendered consulting services to the Company. From 1968 to the present, Dr. Robert Cohen has been engaged in the retail and wholesale optical business. For more than 10 years, Dr. Cohen has also served as President and a director of CF. Since January 15, 2001, Dr. Cohen has served as the Chief Executive Officer of GVS, and, since October 2003, has served as an officer of Vision World. Dr. Cohen and his brother, Dr. Alan Cohen, are also shareholders of CF and members of GVS and Vision World. Dr. Cohen is also an officer and a director of several privately held management and real estate companies and other businesses. Dr. Cohen graduated from the Pennsylvania School of Optometry in 1968, where he received a Doctor of Optometry degree.

Joel L. Gold has served as a director of the Company since December 1995. He is currently Head of Investment Banking at Andrew Garrett Inc. (“AGI”), an investment-banking firm located in New York City. Mr. Gold has been with AGI since October 2004. From January 2000 until September 2004, he served as Executive Vice President of Investment Banking of Berry Shino Securities, Inc., an investment-banking firm also located in New York City. From January 1999 until December 1999, he was an Executive Vice President of Solid Capital Markets, an investment-banking firm also located in New York City. From September 1997 to January 1999, he served as a Senior Managing Director of Interbank Capital Group, LLC, an investment banking firm also located in New York City. From April 1996 to September 1997, Mr. Gold was an Executive Vice President of LT Lawrence & Co., and from March 1995 to April 1996, a Managing Director of Fechtor Detwiler & Co., Inc., a representative of the underwriters for the Company’s initial public offering. Mr. Gold was a Managing Director of Furman Selz Incorporated from January 1992 until March 1995. From April 1990 until January 1992, Mr. Gold was a Managing Director of Bear Stearns and Co., Inc. (“Bear Stearns”). For approximately 20 years before he became affiliated with Bear Stearns, he held various positions with Drexel Burnham Lambert, Inc. He is currently a director, and serves on the audit and compensation committees, of Geneva Financial Corp., a publicly held specialty, consumer finance company.

Board Committees

The Audit Committee of the Board of Directors is responsible for (i) recommending independent accountants to the Board, (ii) reviewing the Company’s financial statements with management and the independent accountants, (iii) making an appraisal of the Company’s audit effort and the effectiveness of our financial policies and practices and (iv) consulting with management and the Company’s independent accountants with regard to the adequacy of internal accounting controls. The members of the Audit Committee currently are Messrs. Gold, Ross and Siegel. The Company’s Board of Directors has determined that it has an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K as promulgated by the SEC. The Company’s audit committee financial expert is Seymour G. Siegel. The directors who serve on the Audit Committee are “independent” directors based on the definition of independence in the listing standards of the National Association of Securities Dealers. Our Board of Directors has adopted a written charter for the Audit Committee which is available on the Company’s website at www.emergingvision.com.

The Compensation Committee of the Board of Directors is responsible for ,among other things, (i) determining the Chief Executive Officer’s compensation, (ii) making recommendations to the Board of Directors with respect to non-Chief Executive Officer compensation, incentive-compensation plans and equity based plans (and overseeing the activities of those responsible for administering such plans), (iii) approving any new equity compensation plan (or any material change to an existing plan) where shareholder approval has not been obtained and which is to be submitted for adoption by the shareholders and (iv) making recommendations to the Board of Directors with respect to severance or similar termination payments proposed to be made to senior management. The members of the Compensation Committee currently are Messrs. Gold, Ross and Siegel. Our Board of Directors has adopted a written charter for the Compensation Committee which is available on the Company’s website at www.emergingvision.com. The directors who serve on the Compensation Committee are “independent” directors based on the definition of independence in the listing standards of the National Association of Securities Dealers.

The purpose of the Nominating Committee of the Board of Directors is to (i) identify individuals qualified to become Board members and to select, or to recommend that the Board of Directors select, the director nominees for the next annual meeting of shareholders, and (ii) oversee the selection and composition of the Board of Directors and, as applicable, oversee management continuity planning processes. The members of the Nominating Committee currently are Messrs. Gold, Ross and Siegel. The directors who serve on the Nominating Committee are “independent” directors based on the definition of independence in the listing standards of the National Association of Securities Dealers. The Nominating Committee has a written charter which is available on the Company’s website at www.emergingvision.com. The Nominating Committee will consider qualified director candidates recommended by shareholders if such recommendations for director are submitted in writing to our Secretary, c/o Emerging Vision, Inc., 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530 provided that such recommendation has been made in accordance with the Company’s Amended and Restated By-Laws.

At this time, no additional specific procedures to propose a candidate for consideration by the Nominating Committee, nor any minimum criteria for consideration of a proposed nomination to the Board, have been adopted.

The Executive Committee of the Board of Directors, whose members are currently Messrs. Payan and Gold and Dr. Robert Cohen, is generally authorized to exercise the powers of the Board to the fullest extent permitted by applicable law.

Meetings

The Board held ten (10) meetings during the year ended December 31, 2004. The Board also acted on two (2) occasions during the year ended December 31, 2004 by unanimous written consent in lieu of a meeting. The Audit Committee met four (4) times during the fiscal year ended December 31, 2004. The Compensation Committee met four (4) times during the fiscal year ended December 31, 2004. The Nominating Committee did not meet during the fiscal year ended December 31, 2004 due to the fact that it was not established until late 2004. The Executive Committee met two (2) times during the fiscal year ended December 31, 2004. No director attended fewer than 75 percent of the aggregate of (i) the total number of meetings held by the Board during the fiscal year ended December 31, 2004 and (ii) the total number of meetings held by all of the committees of the Board on which he served during the fiscal year ended December 31, 2004.

Family Relationships

Dr. Alan Cohen and Dr. Robert Cohen, both directors of the Company, are brothers. Except for such family relationship, there are no other family relationships among any of the Company’s executive officers and directors.

Term of Office

Each (i) Class I director will hold office until the 2007 annual meeting of shareholders or until his or her successor is elected and qualified or until his/her earlier resignation, removal or death and (ii) Class II director will hold office until the 2006 annual meeting of shareholders or until his or her successor is elected and qualified or until his/her earlier resignation, removal or death. Each executive officer will hold office until the next regular meeting of the Board of Directors following the next annual meeting of shareholders or until his or her successor is elected or appointed and qualified.

Director Independence

The Board of Directors, based upon the listing standards of the National Association of Securities Dealers and after considering all of the relevant facts and circumstances, has affirmatively determined that the Company’s current “independent” directors are: Joel Gold, Harvey Ross and Seymour G. Siegel. The Company’s independent directors intend to hold annually at least two (2) formal meetings independent from management and the non-independent members of the Board. The independent directors will choose a director to preside at such sessions of the independent members of the Board of Directors.

Directors’ Attendance at Annual Meetings of Shareholders

All members of the Board of Directors plan on attending the Company’s 2005 Annual Meeting of Shareholders.

Communication With the Board of Directors

Any shareholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors, may do so by directing a written request addressed to such directors or director in care of the Chairman of the Audit Committee, Emerging Vision, Inc, 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530. Communication(s) directed to members of the Board of Directors who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

Audit Committee Report

In overseeing the preparation of the Company’s financial statements as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002, the Audit Committee met with both management and Miller, Ellin & Company, LLP, the Company’s independent auditors, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the independent auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be disclosed pursuant to Statement of Auditing Standards (SAS) No. 61 (Communication With Audit Committees).

The Audit Committee also discussed with Miller, Ellin & Company, LLP, matters relating to its independence, the written disclosures and the letter to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

Members of the Audit Committee

Joel Gold

Harvey Ross

Seymour G. Siegel

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company’s previous or future filings with the SEC, except as otherwise explicitly specified by the Company in any such filing.

Report on Executive Compensation

Philosophy

The compensation philosophy of the Company is to develop and implement policies that will encourage and reward outstanding performance, seek to increase the profitability of the Company, and maximize the

Company’s return on equity so as to increase shareholder value. Maintaining competitive compensation levels in order to attract and retain executives who bring valuable experience and skills to the Company is also an important consideration. The Company’s executive compensation programs are designed to attract and retain talented individuals and motivate them to achieve the Company’s business objectives and performance targets, including increasing long-term shareholder value.

Compensation Structure

The Compensation Committee believes that it is in the best interests of the Company and its shareholders that its executive officers be compensated in a manner that provides such officers with a strong incentive to advance both the short-term and long-term interests of the Company.

The annual cash compensation of most of the Company’s executive officers consists primarily of an annual salary, a performance bonus and stock options. The Compensation Committee also has discretion to award discretionary bonuses to each of the executive officers.

Non-cash compensation of executive officers consists of options granted under the Company’s 1995 Stock Incentive Plan. These stock options produce value for executives only if the Company’s stock price increases over the respective option exercise prices. Although there are no particular targets with respect to the number of options granted to an executive officer, in general, the higher the level of an executive’s responsibility, the larger this stock-based component of such person’s compensation will be. In addition, in determining the size of option awards for a particular executive officer, the Compensation Committee considers the amount of stock options awarded to other executive officers in a like position.

The compensation of each executive officer (other than the Chief Executive Officer) is based on an annual review of such officer’s performance by the Chief Executive Officer and his recommendations to the Compensation Committee; and the compensation of the Chief Executive Officer is determined by the Compensation Committee. In establishing and administering the variable elements in the compensation of the Company’s executive officers, the Compensation Committee tries to recognize individual contributions, as well as overall business results. Compensation levels are also determined based upon the executive’s responsibilities, the efficiency and effectiveness with which he/she marshals resources and oversees the matters under his/her supervision, and the degree to which he/she has contributed to the accomplishment of major tasks that advance the Company’s goals.

Executive Officer Compensation for 2004

During the year ended December 31, 2004 each of Myles S. Lewis, the Company’s Senior Vice President - Business Development and Co-Chief Operating Officer, Samuel Z. Herskowitz, its Chief Marketing Officer and Co-Chief Operating Officer, and Brian P. Alessi, its Chief Financial Officer and Treasurer, were not employed by the Company pursuant to employment contracts. The base salary to which each executive officer was entitled to during the 2004 fiscal year was based upon the Company’s goal of attracting and retaining qualified executives.

During the year ended December 31, 2004, the following employee stock options were granted by the Compensation Committee to these executive officers: Myles S. Lewis –3,314,124; Samuel Z. Herskowitz -1,841,180, and Brian P. Alessi – 920,590.

The Compensation Committee believes, based upon an independent investigation, that the compensation paid to its executive officers (including its Chief Executive Officer, whose compensation is discussed below) is comparable to compensation paid by similar companies.

The Compensation Committee feels that actions taken regarding executive compensation are appropriate in view of each individual’s, as well as the Company’s, overall performance.

Chief Executive Officer Compensation for 2004

During the year ended December 31, 2004, Christopher G. Payan, the Company’s Chief Executive Officer, was employed by the Company pursuant to an employment contract. Additionally, during the year ended December 31, 2004, Mr. Payan was granted 7,208,220 employee stock options by the Compensation Committee.

The Committee believes that the 2004 salary of Mr. Payan was reasonable in light of his leadership. The Committee believes that the 2004 compensation level for Mr. Payan reflected the Committee’s confidence in him and the Company’s desire to retain his talents. In this instance, the Committee sought to provide a total compensation package that is competitive with individuals who hold comparable positions or have similar qualifications in other similar organizations.

Members of the Compensation Committee

Joel Gold

Harvey Ross

Seymour G. Siegel

Stock Price Performance Graph

The following graph shows the annual cumulative total shareholder return for the fiscal year ended December 31, 2004 based on an assumed investment of $100 on December 31, 1999. The Company’s Common Stock began trading on the Nasdaq Stock Market on December 20, 1995 at a price of $7.50 per share, and, as of August 23, 2001, began trading on the OTC Bulletin Board. The graph compares the Company’s performance with that of the S& P 500 Index and a peer group of its main competitors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”), requires that reports of beneficial ownership of capital stock and changes in such ownership be filed with the SEC by Section 16 “reporting persons”, including directors, certain officers, holders of more than 10% of a registered class of the Company’s equity securities and certain trusts of which reporting persons are trustees. The Company is required to disclose in this Proxy Statement each reporting person whom it knows to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2004.

To the Company’s knowledge, based solely on a review of copies of Forms 3, 4 and 5 furnished to it and representations that no other reports were required, during the fiscal year ended December 31, 2004, the Company’s officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Miller, Ellin & Company, LLP was named as the Company’s independent registered public accountants effective August 7, 2002 and was selected as our independent registered public accountants with respect to the fiscal year ended December 31, 2004. The Company has not yet selected its auditors for the current fiscal year. Our Audit Committee will review Miller, Ellin & Company’s proposal with respect to the audit prior to making a determination regarding the engagement.

Representatives of Miller, Ellin & Company, LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and shall be available to respond to appropriate questions.

The following is a summary of the fees billed to us by Miller, Ellin & Company, LLP for professional services rendered for the fiscal years ended December 31, 2004 and December 31, 2003:

Fee Category	2004	2003
Audit fees (1)	$102,500	$92,500
Audit-related fees	--	--
Tax fees (2)	--	--
All other fees	13,270	9,532
Total fees	$115,770	$102,032

(1)

Audit fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the years ended December 31, 2004 and 2003.

(2)

The Company uses a different accounting firm to prepare its consolidated federal and state tax returns in connection with IRS regulations. For the years ended December 31, 2004 and 2003, the fees billed to us for such services were $30,000 and $30,000, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. All of the fees shown above were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS

If any shareholder of the Company intends to present a proposal for consideration at the 2006 annual shareholder meeting and desires to have such proposal included in the 2006 proxy statement and proxy card distributed by the Board with respect to such meeting, such proposal must have been received at the Company’s principal executive offices, a reasonable time prior to mailing of the 2006 proxy statement. Upon receipt of a proposal, the Company will determine whether or not to include the proposal in its 2006 proxy statement in accordance with applicable law.

The following requirements with respect to shareholder proposals and shareholder nominees to the Board of Directors are included in the Company’s Amended and Restated By-Laws.

Shareholder Proposals

For a proposal to be properly brought before an annual meeting by a stockholder of the Company, the stockholder must have given timely notice thereof to the Secretary of the Company. To be timely, such proposals must be received by the Secretary of the Company at the principal executive offices of the Company on a date which is not less than 50 days nor more than 75 days prior to the annual meeting; provided, however, if during the prior year the Company did not hold an annual meeting, or if the date of the meeting for which a shareholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before the Company mails the proxy statement for the current year.

A shareholder’s notice must set forth as to each matter the shareholder proposes to bring before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such shareholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by such shareholder; and (d) any material interest of such shareholder in such business. No business proposed by a shareholder shall be conducted at an annual meeting except in accordance with these procedures. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company’s Proxy Statement.

Shareholder Nominees

In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be received at the principal executive offices of the Company not less than 50 days nor more than 75 days prior to the meeting; provided, however, if during the prior year the corporation did not hold an annual meeting, or if the date of the meeting for which a shareholder intends to submit a nomination for the election of director(s) has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before the corporation mails the proxy statement for the current year.

Nominations by a shareholder shall be by written notice to the Secretary of the Company setting forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares or capital stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the Rules and Regulations of the Securities Exchange of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish other information as may be reasonably requested by the Company in order to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein.

Any notice given pursuant to the foregoing requirements must be sent to the Secretary of the Company at 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530. The foregoing is only a summary of the provisions of the Amended and Restated By-Laws of the Company that relate to shareholder proposals and shareholder nominations for director. A complete copy of the Amended and Restated By-Laws is available at the offices of the Company.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the Meeting, the Company has no knowledge of any matters to be presented at the Meeting other than that listed as Proposal 1 in the notice. However, the enclosed Proxy gives discretionary authority in the event that any other matters should be presented.

ANNUAL AND QUARTERLY REPORTS

This Proxy Statement is accompanied by a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2005.

By Order of the Board of Directors /s/ Christopher G. Payan Christopher G. Payan Chief Executive Officer

Garden City, New York

August 3, 2005

PROXY

This Proxy Is Solicited On Behalf Of The Board Of Directors Of

EMERGING VISION, INC.

Annual Meeting Of Shareholders: August 26, 2005

The undersigned shareholder of Emerging Vision, Inc., a New York corporation (the “Company”), hereby appoints Mr. Christopher G. Payan and Mr. Adam M. Stahl, or either of them, voting singly in the absence of the others, as his/her/its attorney(s) and proxy(ies), with full power of substitution and revocation, to vote, as designated on the reverse side, all of the shares of the Capital Stock of Emerging Vision, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Certilman Balin Adler & Hyman, LLP, at 90 Merrick Avenue, East Meadow, New York 11554, at 9:00 a.m. (local time), on August 26, 2005, or any adjournment, adjournments, postponements or continuations thereof, in accordance with the instructions on the reverse side hereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted “FOR” each of the nominees listed in Proposal No. 1. The Proxies are authorized to vote as they may determine, in their discretion, upon such other business as may properly come before the Meeting.

FOLD AND DETACH HERE

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE __X __

1.	Election of Class I Directors (For a term expiring in 2007):
 FOR ALL NOMINEES
	WITHHOLD AUTHORITY FOR ALL NOMINEES
 FOR ALL EXCEPT

(See instructions below)

NOMINEES:

 Alan Cohen
 Harvey Ross
 Seymour G. Siegel

Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold.

2.	The Proxies are authorized to vote as they may determine, in their discretion, upon such other business as may properly come before the Meeting.

Signature of Shareholder___________________________________ Date:____________________

Signature of Shareholder___________________________________ Date:____________________

Note: Please sign exactly as name appears above. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

FOLD AND DETACH HERE

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